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                                                           EXHIBIT NO. 99.10(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, included in Post-Effective Amendment No. 24 to the Registration Statement (Form N-1A, No 33-68310) of MFS Series Trust XI.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated November 11, 2005, with respect to the financial statements and financial highlights of MFS Mid Cap Value Fund (one of the portfolios of MFS Series Trust XI) included in the Annual Report to Shareholders for the fiscal year ended September 30, 2005.

                                                     ERNST & YOUNG LLP
                                                     ---------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
January 23, 2006